Joint Filer Information

Title of Security:             Common Stock

Issuer & Ticker Symbol:        Micro Component Technology, Inc. (MCTI)

Designated Filer:              Amaranth LLC

Other Joint Filers:            Amaranth Trading L.L.C.
                               Amaranth Advisors L.L.C.
                               Nicholas M. Maounis

Addresses:                     The principal business office address for each of
                               the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:


                               AMARANTH TRADING L.L.C.

                               By: Amaranth Advisors L.L.C., Managing Member


                                        By: /s/ Nicholas M. Maounis
                                            ----------------------------------
                                                Nicholas M. Maounis, President


                               AMARANTH ADVISORS L.L.C.


                               By: /s/ Nicholas M. Maounis
                                   ----------------------------------
                                       Nicholas M. Maounis, President


                              /s/ Nicholas M. Maounis
                              ----------------------------------
                                  Nicholas M. Maounis, President